UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 1, 2010
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.	2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.	2
(d) Exhibits

SIGNATURE	3
EX-1.1
EX-99.1
Underwriting Agreement, dated March 1, 2010
Press Release of TRW Automotive Holdings Corp. dated March 1, 2010

1

ITEM 8.01. OTHER EVENTS.
On March 1, 2010, TRW Automotive Holdings Corp. (the “Company”), Automotive Investors L.L.C., an affiliate of The Blackstone Group L.P. (“AI LLC”), and certain executive officers of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. (the “Underwriter”). Pursuant to the Underwriting Agreement, AI LLC and certain executive officers of the Company agreed to sell to the Underwriter 11,000,000 shares of the Company’s common stock in a registered secondary public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 filed on August 10, 2009 (File No. 333-161191). The closing of the Offering occurred on March 5, 2010.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
On March 1, 2010, the Company announced the Offering by press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated March 1, 2010, among TRW Automotive Holdings Corp., the selling stockholders named therein and J.P. Morgan Securities Inc.

99.1*	Press Release of TRW Automotive Holdings Corp. dated March 1, 2010

*	Filed herewith

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: March 5, 2010	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2010, among TRW Automotive Holdings Corp., the selling stockholders named therein and J.P. Morgan Securities Inc.

99.1	Press Release of TRW Automotive Holdings Corp. dated March 1, 2010